Exhibit 99

Acreage Reports Second Quarter 2024 Financial Results
Commenced Non-Medical Sales in Ohio Market, Expected to Double Revenue in the State by 2025 from ~$50 million in 2023

Focused on re-accelerating growth in core states including New Jersey, Illinois, and Connecticut in the second half of 2024

Advancing acquisition by Canopy USA; expected to close in the first half of calendar 2025

New York, August 14, 2024 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE: ACRG.A.U, ACRG.B.U) (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the second quarter ended June 30, 2024 (“Q2 2024”).
Second Quarter 2024 Financial Overview
•Consolidated revenue of $39.0 million.
•Gross margin was 43%.
•Net loss was $24.1 million.
•Adjusted EBITDA* was $1.9 million and Adjusted EBITDA* as a percentage of consolidated revenue was 5%.
Highlights
•Results in Q2 2024, and the first half of 2024, were constrained by credit challenges and the need to preserve cash, which negatively impacted retail inventory levels and resulted in lower revenue and Adjusted EBITDA* performance.
•The Company completed a brokered private placement (the “Offering”) for gross proceeds of $10 million, to be used for working capital and general corporate purposes.
•Completed a recapitalization with an amended and restated credit facility with a new syndicate of lenders, including a wholly owned subsidiary of Canopy Growth Corporation (“Canopy”).
•Initiated inventory restocking across retail footprint to re-accelerate growth in core states including New Jersey, Illinois and Connecticut. Retail sales are showing promising signs of improvement in the current quarter.
•On August 6, 2024, commenced non-medical sales in Ohio at The Botanist locations in Akron, Canton, Cleveland, Wickliffe, and Columbus. A wide range of offerings from Acreage’s flagship brands The Botanist and Superflux are now available to both non-medical consumers and medical patients at The Botanist retail locations and partner dispensaries across Ohio. This achievement marks a pivotal moment as the Company builds on Acreage’s established reputation as a trusted medical operator. With the Ohio market estimated to reach $2.3 billion within a year1, Acreage’s robust presence positions the Company strongly to seize this immense opportunity. The Botanist, Superflux, and Wana brands are now available to non-medical customers and patients, and the Company anticipates bringing Jetty’s solventless vapes to our valued customers in Ohio over time.
•Strengthened the Company’s product portfolio through the launch of new products across its footprint, including:
◦The debut of Live Resin Gummies from Superflux in Illinois, marking the brand’s first venture into edibles. The Live Resin Gummies are infused with strain-specific, terpene-rich live resin.
◦The introduction of Superflux Premium Live Resin Vapes in New York and New Jersey.

◦The launch of The Botanist All-in-One Vapes and Gummies in in New York, and The Botanist Fast-Acting Gummies in New Jersey.
•Received approval to relocate the Company’s Atlantic City dispensary to Collingswood, New Jersey. The Botanist Collingswood will mark the first cannabis dispensary in the borough and is anticipated to begin welcoming medical patients in late November 2024. Contingent on regulatory approval, the Company plans to convert the location to a hybrid dispensary to offer both medical and adult-use sales.
•Granted a dispensary permit by Pennsylvania Department of Health's Office of Medical Marijuana, which will allow the Company to open up to three medical dispensaries and establish vertical operations for the first time in the Commonwealth. Acreage is currently exploring municipalities of interest, with medical dispensary locations expected to open in early 2025.
•Execution of additional initiatives, including submission of revised federal income tax returns and the sale of non-operational assets, expected to further improve liquidity and enable investment in growth initiatives highlighted above.

Update on pending acquisition by Canopy USA

•On June 3, 2024, Canopy exercised its option to acquire all of the issued and outstanding Class E subordinate voting shares in the Company in accordance with the terms of the prior plan of arrangement. Upon closing, Canopy USA, LLC (“Canopy USA”) will own 100% of the Fixed and Floating shares of the Company.
•Canopy USA expects to close its acquisition of Acreage in the first half of calendar year 2025, subject to certain closing conditions.

Management Commentary

“While our results in the first half of 2024 were constrained by credit challenges and the need to preserve cash, we’ve now recapitalized our business and expect our commercial activities in key markets, as well opening of the non‑medical market in Ohio, to significantly accelerate revenue and Adjusted EBITDA* for the remainder of the year,” said Dennis Curran, Chief Executive Officer of Acreage.

“In addition, the acquisition by Canopy USA is well underway and we are accelerating our integration including driving greater collaboration with our partners at Jetty and Wana. Together with the full Canopy USA ecosystem, we are poised to seize these opportunities and drive profitability forward as a unified force.”

Q2 2024 Financial Summary
(in thousands)

	Three Months Ended June 30,		YoY% Change	Three Months Ended March 31, 2024	QoQ% Change
	2024	2023
Consolidated Revenue	$38,998	$58,115	(33)%	$45,301	(14)%
Gross Profit (loss)	16,922	21,122		(1,497)
% of revenue	43%	36%		(3)%

Total operating expenses	22,539	26,177	(14)%	21,685	4%
Net loss	(24,129)	(18,240)		(33,319)
Net loss attributable to Acreage	(21,025)	(16,156)		(27,978)
Adjusted EBITDA*	1,898	6,836	(72)%	1,979	(4)%
Total revenue for Q2 2024 was $39.0 million, compared to $58.1 million in the second quarter of 2023 (“Q2 2023”). The year-over-year decrease was primarily due to liquidity constraints in the quarter that limited access to inventory and continued competitive pressure.

Total gross profit for Q2 2024 was $16.9 million compared to $21.1 million in Q2 2023. Total gross margin was 43% in Q2 2024 compared to 36% in Q2 2023. Gross profit improvements reflect increased operational efficiencies, cost cutting initiatives, and focus on pricing.

Total operating expenses for Q2 2024 were $22.5 million, compared to $26.2 million in Q2 2023, representing a reduction of 14%. The decrease in operating expenses can be attributed to initiatives put in place by management to reduce operating costs across the Company.

Adjusted EBITDA* was $1.9 million in Q2 2024, compared to Adjusted EBITDA* of $6.8 million in Q2 2023. Adjusted EBITDA* was negatively impacted year-over-year as a result of lower sales due to liquidity constraints in the quarter impacting access to inventory. Consolidated EBITDA for Q2 2024 was a loss of ($16.5) million, compared to a consolidated EBITDA* of $2.3 million in the previous year's comparable period.

Net loss attributable to Acreage for Q2 2024 was $21.0 million, compared to a loss of $16.2 million in Q2 2023.

Balance Sheet and Liquidity
Acreage ended Q2 2024 with $10.0 million in cash and cash equivalents and $0.1 million of restricted cash.

About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning brands The Botanist and Superflux. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.

Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to: the occurrence of changes in U.S. federal Laws regarding the cultivation, distribution or possession of marijuana; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and Floating Shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement Agreement; the ability of Canopy Growth Corporation (“Canopy”), Canopy USA, LLC (“Canopy USA”) and Acreage to satisfy, in a timely manner, the closing conditions to the floating share arrangement among Canopy, Canopy USA and Acreage (the “Floating Share Arrangement”); risks relating to the value and liquidity of the Floating Shares and the common shares of Canopy; Canopy maintaining compliance with the Nasdaq Global Stock Market (the “Nasdaq”) and Toronto Stock Exchange listing requirements; the rights of the Floating Shareholders may differ materially from those of shareholders in Canopy; expectations regarding future investment, growth and expansion of Acreage’s operations; the possibility of adverse U.S. or Canadian tax consequences upon completion of the Floating Share Arrangement; if Canopy USA acquires the Fixed Shares pursuant to the Existing Arrangement Agreement without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq may be jeopardized; the risk of a change of control of either Canopy or Canopy USA; restrictions on Acreage’s ability to pursue certain business opportunities and other restrictions on Acreage’s business; the impact of material non-recurring expenses in connection with the Floating Share Arrangement on Acreage’s future results of operations, cash flows and financial condition; the possibility of securities class action or derivatives lawsuits; in the event that the Floating Share Arrangement is not completed, but the acquisition by Canopy of the Fixed Shares (the “Acquisition”) is completed pursuant to Existing Arrangement Agreement and Canopy becomes the majority shareholder in Acreage, the likelihood that the Floating Shareholders will have little or no influence on the conduct of Acreage’s business and affairs; risk of situations in which the interests of Canopy USA and the interests of Acreage or shareholders of Canopy may differ; Acreage’s compliance with Acreage’s business plan for the fiscal years ending December 31, 2020 through December 31, 2029 pursuant to the Existing Arrangement Agreement; in the event that the Floating Share Arrangement is completed, the likelihood of Canopy completing the Acquisition in accordance with the Existing Arrangement Agreement; risks relating to certain directors and executive officers of Acreage having interests in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions that are different from those of the Floating Shareholders; risks relating to the possibility that holders of more than 5% of the Floating Shares may exercise dissent rights; other expectations and assumptions concerning the transactions contemplated between Canopy, Canopy USA and Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and Canopy USA and the risks associated with the completion thereof; regulatory and licensing risks; the ability of Canopy, Canopy USA and Acreage to leverage each other’s respective capabilities and resources; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks relating to infectious diseases, including the impacts of the COVID-19; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks disclosed in the Circular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, dated April 1, 2024 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available under Acreage’s profile on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.

Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Neither the Canadian Securities Exchange nor its Regulation Service Provider, nor any securities regulatory authority in Canada, the United States or any other jurisdiction, has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

1 Zuanic & Associates

For more information, contact:
Philip Himmelstein
Chief Financial Officer

investors@acreageholdings.com
646 600 9181
Courtney Van Alstyne
MATTIO Communications
acreage@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$9,999	$13,631
Restricted cash	66	3,984
Accounts receivable, net	9,614	8,459
Inventory	34,015	47,675
Assets held-for-sale	—	6,028
Other current assets	3,691	2,136
Total current assets	57,385	81,913
Long-term investments	33,170	33,170
Capital assets, net	136,373	141,732
Operating lease right-of-use assets	18,250	17,531
Intangible assets, net	35,624	31,044
Goodwill	13,761	13,346
Other non-current assets	1,504	1,558
Total non-current assets	238,682	238,381
TOTAL ASSETS	$296,067	$320,294

LIABILITIES AND MEMBERS’ DEFICIT
Accounts payable and accrued liabilities	$38,008	$29,936
Taxes payable	7,607	11,395
Interest payable	4,208	5,539
Operating lease liability, current	2,532	2,457
Debt, current	3,351	4,132
Liabilities related to assets held for sale	—	2,253
Other current liabilities	127	2,011
Total current liabilities	55,833	57,723
Debt, non-current	258,409	232,810
Operating lease liability, non-current	18,102	17,293
Deferred tax liability	10,498	10,584
Liability on unrecognized tax benefits	49,157	39,859
Warrant liability	7,020	—
Other liabilities	14	1,054
Total non-current liabilities	343,200	301,600
TOTAL LIABILITIES	399,033	359,323
Total Acreage Shareholders' deficit	(63,333)	(8,906)
Non-controlling interests	(39,633)	(30,123)
TOTAL DEFICIT	(102,966)	(39,029)

TOTAL LIABILITIES AND DEFICIT	$296,067	$320,294

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Operations
US$ (thousands)	Q2'24	Q2'23	YTD'24	YTD'23
Retail revenue, net	$26,374	$44,913	$58,185	$86,794
Wholesale revenue, net	12,624	13,202	26,114	27,200
Other revenue, net	—	—	—	84
Total revenues, net	38,998	58,115	84,299	114,078
Cost of goods sold, retail	(14,601)	(23,484)	(32,543)	(43,898)
Cost of goods sold, wholesale	(7,475)	(13,509)	(36,331)	(22,473)
Total cost of goods sold	(22,076)	(36,993)	(68,874)	(66,371)
Gross profit	16,922	21,122	15,425	47,707

OPERATING EXPENSES
General and administrative	8,073	7,073	15,298	17,585
Compensation expense	11,750	13,203	23,868	25,406
Equity-based compensation expense	1,342	694	2,151	1,678
Marketing	559	656	1,118	1,400
Impairments, net	(118)	—	—	—
Write down (recovery) of assets held-for-sale	—	3,557	—	3,557
Depreciation and amortization	933	994	1,789	1,991
Total operating expenses	22,539	26,177	44,224	51,617

Net operating loss	(5,617)	(5,055)	(28,799)	(3,910)

Income (loss) from investments, net	—	322	—	(20)
Interest income (loss) from loans receivable	—	(6)	—	10
Interest expense	(8,436)	(8,862)	(17,295)	(16,936)
Other income (loss), net	(6,182)	1,355	(6,337)	(198)
Total other loss	(14,618)	(7,191)	(23,632)	(17,144)

Loss before income taxes	(20,235)	(12,246)	(52,431)	(21,054)

Income tax expense	(3,894)	(5,994)	(5,017)	(13,343)

Net loss	(24,129)	(18,240)	(57,448)	(34,397)

Less: net loss attributable to non-controlling interests	(3,104)	(2,084)	(8,445)	(3,651)

Net loss attributable to Acreage Holdings, Inc.	$(21,025)	$(16,156)	$(49,003)	$(30,746)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.18)	$(0.14)	$(0.42)	$(0.27)

Weighted average shares outstanding - basic and diluted	116,278	112,810	116,136	112,679

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA*, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA* to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA* as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to net asset value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash impairment losses, (iv) transaction costs, (v) non-cash inventory adjustments and (vi) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q2'24	Q2'23	YTD'24	YTD'23
Net loss (GAAP)	$(24,129)	$(18,240)	$(57,448)	$(34,397)
Income tax expense	3,894	5,994	5,017	13,343
Interest expense, net	8,436	8,868	17,295	16,926
Depreciation and amortization	2,674	3,511	9,510	6,549
EBITDA (non-GAAP)*	$(9,125)	$133	$(25,626)	$2,421
Adjusting items:
Loss (income) from investments, net	—	(322)	—	20
Impairments, net	(118)	52	—	—
Non-cash inventory adjustments	1,773	4,484	3,697	6,721
Loss on extraordinary events	—	200	154	1,692
Write down (recovery) of assets held-for-sale	—	3,557	—	3,557
Equity-based compensation expense	1,342	694	2,151	1,678
Other non-recurring expenses	8,026	(1,962)	23,501	1,339
Adjusted EBITDA (non-GAAP)*	$1,898	$6,836	$3,877	$17,428